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                                                                    EXHIBIT 10.1
                                                                    ------------


                                 AGREEMENT AND RELEASE
                                 ---------------------


     This AGREEMENT AND RELEASE (the "Agreement and Release") is made and entered into as of June 16, 1998, by and between Choice Hotels International, Inc., a Delaware corporation ("Choice") and William R. Floyd ("Floyd").

     1.  Termination of Employment. Floyd hereby voluntarily resigns as a member
         -------------------------
of the Board of Directors and as Chief Executive Officer and President of Choice, effective as of the date hereof (the "Resignation Date"). Except as otherwise provided herein, Floyd shall return to Choice any property owned by Choice, including any computer hardware or software, office equipment, credit cards, long distance telephone cards, keys to buildings, and non-public materials.

     2.  Benefits.  In consideration of certain obligations of Floyd in this
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Agreement and Release, Choice shall pay Floyd the following benefits after this
Agreement and Release has been signed and witnessed by both Floyd and Choice:

          2.1  Severance Pay. One year of pay from the Resignation Date (the
               -------------
"Pay Period"). The severance pay shall be equal to Floyd's base salary as of the Resignation Date and will not be subject to adjustments during the Pay Period. The pay will be made in biweekly payments according to the usual payroll cycle, less customary withholding for federal, state, and local taxes. It is mutually understood by the parties to this Agreement and Release that Floyd would not otherwise be entitled to any payment of benefits upon the termination of his employment with Choice, and that payment of any severance amounts by Choice is in consideration for the covenants made by Floyd set forth in this Agreement and Release. Floyd shall not be entitled to any bonus payment for fiscal year 1998. Except as provided for elsewhere in this Agreement and Release, the payment of the pay shall fully and completely extinguish all of Choice's obligations to Floyd, including without limitation, any severance, compensation (including deferred compensation, stock options, bonuses or commissions), health insurance premiums, vacation pay, sick pay, or any other obligations relating to Floyd's employment by Choice.

          2.2  Unemployment Benefits.  Floyd acknowledges that he has
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voluntarily resigned and agrees that he is not eligible for and will not file for unemployment benefits.

          2.3  Stock Options.  During the Pay Period, previously granted options
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to acquire Choice and Sunburst Hospitality Corporation ("Sunburst") common stock shall continue to vest on the vesting schedule provided for under the terms of those options, notwithstanding the termination of Floyd's employment with Choice and Floyd shall have the right to exercise such stock options, together with all options held by him to acquire Choice and Sunburst common stock which have already vested as of the date of this Agreement and Release during the Pay
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Period and for an additional 30 days thereafter (collectively, the "Option
Exercise Period"). Choice agrees that Floyd shall be deemed continuously eligible by Choice throughout the Option Exercise Period for purposes of participation in such stock option plans; however, Floyd shall not be entitled to any future grants under the stock option plans. All previously granted options to acquire Choice and Sunburst common stock which vest after the Pay Period are forfeited and terminated as of the Resignation Date. Choice is separately delivering to Floyd with this Agreement and Release a Schedule listing all options held by him to acquire Choice and Sunburst common stock which have already vested as of the date of this Agreement and Release and all such options which are scheduled to vest during the Pay Period.

          2.4 Restricted Stock.  With respect to the restricted shares of Choice
              -----------------
common stock granted to Floyd on November 4, 1996, 14,245 shares of Choice and 4,748 shares of Sunburst shall vest on November 4, 1998 pursuant to the terms of the grant and shall be delivered to Floyd within five business days. Within five business days after the date this Agreement and Release is executed and delivered by Choice, the restricted shares of Choice and Sunburst common stock granted to Floyd on November 4, 1996 which vested on November 4, 1997 shall be distributed to Floyd. Choice represents that the resale of the restricted shares granted to Floyd is covered by an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and Choice agrees that it shall keep that registration statement in effect until the earlier of the time at which Floyd no longer owns such shares or Floyd becomes eligible to sell such shares pursuant to Rule 144(k) under the Securities Act. The remainder of such restricted Choice and Sunburst shares and the restricted shares which would otherwise vest on November 4, 1999 are forfeited by Floyd and terminated as of the Resignation Date.

          2.5  Car Allowance.  During the Pay Period, Choice shall continue to
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pay Floyd the monthly automobile allowance to which he was entitled under his employment agreement with Choice.

          2.6 Business Equipment.  Floyd shall be entitled to retain the Choice
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computer and fax machine currently located at Floyd's residence.  In addition, during the Pay Period Choice shall reimburse Floyd for the cost of a dedicated computer telephone line and dedicated fax telephone line.

          2.7 Payment of Legal Fees.  Choice shall pay legal fees incurred by
              ---------------------
Floyd in connection with his resignation and this Agreement and Release, in an amount not to exceed $27,500.

          2.8  Payment of Business Expenses/Vacation Pay/Sick Pay.  Choice will
               --------------------------------------------------
pay approved business expenses Floyd incurred through the Resignation Date according to Choice's policies. Choice will pay Floyd all earned but unused vacation pay through the Resignation Date, less customary withholding for federal, state, and local taxes. No vacation pay or sick leave shall be earned during the Pay Period. Choice will not pay Floyd for any unused sick pay hours.

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          2.9  Continuation of Company Benefits.  During the Pay Period, Floyd
               --------------------------------
may continue to participate in all medical, dental, life insurance, and pre-tax spending plans in which he is currently participating, and Floyd consents to the customary deductions for such benefits from the payments described under Section
2.1 above. Optional deductions for items such as the fitness center, retirement plans, employee stock purchase plans and credit union will end with Floyd's last paycheck for regular hours worked through the Resignation Date. Floyd will be eligible for COBRA benefits at the end of the Pay Period.

          2.10 Job References.  Choice agrees to provide Floyd with a positive
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employment reference.

     3.  Complete Release by Floyd.  Floyd agrees, in exchange for the benefits
         -------------------------
described above, to irrevocably and unconditionally release Choice and, as the case may be, its former parent, Sunburst Hospitality Corporation (formerly named Choice Hotels International, Inc.), and each of their directors and executive officers (as defined in Rule 405 under the Securities Act of 1933, as amended) (collectively, the "Choice Releasees"), of and from any and all manner of action or actions, cause or causes of action, in law or equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, grievances, damages, loss, cost or expense, of any nature whatsoever, known or unknown,
                                                          ----------------
fixed or contingent, which Floyd now has or may hereafter have against the Choice Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof arising out of, based upon, or relating to the hire, employment, termination, remuneration (including any severance, salary, bonus, incentive or other compensation; vacation sick leave or medical insurance benefits; or any benefits from any employee stock ownership, profit-sharing and/or any deferred compensation plan under Section 401 of the Internal Revenue Code of 1954, as amended), from any and all claims or demands Floyd may have based on Floyd's employment with Choice or the separation from that employment ("Floyd Claims"). The Floyd Claims which Floyd is releasing include, but are not limited to, a release of any rights or claims Floyd may have under Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Civil Rights Act of 1991; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans with Disabilities Act; the Family and Medical Leave Act; the Maryland Human Rights Act; the Montgomery County Human Rights Act; and any other federal, state or local laws or regulations prohibiting employment discrimination. This also includes a release by Floyd of any claims for wrongful discharge, compensation and benefits, expenses, bonuses, or any other employee rights or benefits, or any other actions sounding in tort or contract relating to Floyd's employment and
termination from Choice.   This release does not include a release of Floyd's
right, if any, to retirement or profit-sharing benefits or deferred compensation arrangements under the standard programs of Choice nor release of his rights under this Agreement and Release.

     This Agreement and Release covers both Floyd Claims which Floyd knows about

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and those he may not know about.  Floyd assumes the risk of such unknown Floyd
Claims which may exist at the time he signs this Agreement and Release and agrees that this Agreement and Release shall apply to any and all known and unknown Floyd Claims.

     4.  Complete Release by Choice.  Choice agrees, in exchange for the
         --------------------------
promises of Floyd contained herein, to irrevocably and unconditionally release Floyd of and from any and all manner of action or actions, cause or causes of action, in law or equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, grievances, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent, which Choice now has
                   ----------------
or may hereafter have against Floyd, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof arising out of, based upon, or relating to the employment or resignation of Floyd, from any and all claims or demands Choice may have based on Floyd's employment with Choice or the
separation from that employment ("Choice Claims").   This also includes a
release by Choice of any claims or any other actions sounding in tort or contract relating to Floyd's employment and termination from Choice.

     This Agreement and Release covers both Choice Claims which Choice knows about and those Choice may not know about. Choice assumes the risk of such unknown Choice Claims which may exist at the time Choice signs this Agreement and Release and agrees that this Agreement and Release shall apply to any and all known and unknown Choice Claims.

     5.  Future Lawsuits or Claims .  Floyd and Choice each promises never to
         --------------------------
file a lawsuit, administrative proceeding or agency action asserting any claims which are released in Paragraph 3 or 4, respectively, of this Agreement and Release. Except to the extent otherwise required by law, each party further agrees not to assist any other person in bringing any action, claim or demand against the other party.

     6.  Non-Disparagement.  Choice and Floyd agree that they respectively shall
         -----------------
not disparage the business reputation of the other party hereto and each shall not communicate to any person, corporation or entity any information which would cause injury to or tend to cause injury to the business reputation of the other. Public statements made by Choice and Floyd concerning one another shall be as mutually agreed.

     7.  Business Information of Choice/Non-Solicitation of Choice's Employees.
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Floyd agrees not to directly or indirectly, or cause others to make use of or disclose to others any non-public information relating to the business of Choice and its affiliates, including, but not limited to, present or prospective operating and development plans, trade secrets, pricing information, contact lists, strategic plans or strategies, operating data or Choice policies. During the Pay Period, Floyd agrees not to (i) solicit for employment or contract for services with, directly or indirectly, on his behalf or on behalf of any other person or entity, any person employed by Choice, or its subsidiaries or affiliates during such period, unless Choice consents in writing. In the event of an actual or threatened breach by Floyd of the provisions of this paragraph, Choice shall be entitled to injunctive relief restraining Floyd from committing such breach or threatened

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

breach. Nothing herein stated shall be construed as preventing Choice from pursuing any other remedies available to Choice for such breach or threatened breach, including the recovery of damages from Floyd.

     8.  Non-Release of Future Claims.  This Agreement does not waive or release
         ----------------------------
any rights or claims that Floyd may have under the Age Discrimination in Employment Act which arise after the date Floyd signs this Agreement and Release.

     9.  Consequences of a Violation of Promises.  If either party breaks
         ---------------------------------------
his/its promise in Paragraph 5 of this Agreement and Release and files a lawsuit, administrative proceeding or agency action based on claims that such party has released, such party will pay for all costs incurred by the other party (and, in the case of Choice, any related companies, or the officers, directors, employees or agents of any of them), including reasonable attorneys' fees, in defending against the breaching party's claim. All benefits described herein, including any pay and continued vesting and exercise of stock options, will cease and the release by Choice in Section 4 shall be null and void if Floyd breaches any of his promises in Sections 3, 5, 6 and 7. If Choice breaches any of its promises in Sections 4, 5, 6 and 7, the release by Floyd in
Section 3 shall be null and void but Floyd will continue to receive all benefits due to him under this Agreement and Release.

     10.  Consultation; Revocation.  Floyd acknowledges that he has consulted
          ------------------------
with an attorney of his own choice prior to executing this Agreement and Release. He may have a period of up to 21 days to consider this Agreement and Release. Floyd acknowledges that no deadlines of less than 21 days have been imposed on him to review or execute this Agreement and Release. In addition, should he choose to sign the Agreement and Release, he shall have a period of seven days to revoke such signature. Revocation can be made by delivering a written notice of revocation to the Senior Vice President, Human Resources, Choice Hotels International, Inc., 10750 Columbia Pike, Silver Spring, Maryland 20901. For this revocation to be effective, written notice must be received by the Senior Vice President, Human Resources no later than the close of business on the seventh (7th) day after Floyd signs this Agreement. If Floyd revokes this Agreement it shall not be effective or enforceable and Floyd will not receive the benefits described in Section 2.

     11.  Signing is Voluntary.  Floyd acknowledges that he has had adequate
          --------------------
opportunity to review this Agreement and Release with an attorney, that Floyd understands its terms, that Floyd was not coerced into signing, and that Floyd signed this Agreement and Release knowingly and voluntarily.

     12.    Complete Defense.  Floyd fully understands and agrees that this
            ----------------
Agreement and Release may be pleaded by Choice as a complete defense to any claim or entitlement which may be asserted by Floyd against Choice, for or on account of any matters waived in this Agreement and Release.

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

     13.  Non-Admission of Liability.  Each party makes this Agreement and
          --------------------------
Release to avoid the cost of defending against any possible lawsuit. By making this Agreement and Release, neither Choice nor Floyd admits that it/he has done anything wrong.

     14.  Entire Agreement.  This is the entire agreement between Floyd and
          ----------------
Choice. Neither Choice nor Floyd has made any promises to the other except those included or referred to in this Agreement and Release.

     15.  Choice of Law; Jurisdiction.  This Agreement and Release shall be
          ---------------------------
construed exclusively in accordance with the laws of the State of Maryland, without regard to the principles of conflicts of laws therein. In the event that a dispute arises under this Agreement and Release and legal action is instituted, the parties agree that such action shall be maintained exclusively in the Circuit Court for Montgomery County, Maryland. The parties hereby voluntarily submit to the jurisdiction of said court.


     FLOYD HAS HAD AN OPPORTUNITY TO CAREFULLY REVIEW AND CONSIDER THIS AGREEMENT WITH AN ATTORNEY, AND HE HAS HAD SUFFICIENT TIME TO CONSIDER IT. AFTER SUCH CAREFUL CONSIDERATION, HE KNOWINGLY AND VOLUNTARILY ENTERS INTO THIS AGREEMENT WITH FULL UNDERSTANDING OF ITS MEANING.

     PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


                                CHOICE HOTELS INTERNATIONAL, INC.


                                By: /s/ Michael J. DeSantis
                                   -------------------------------------------
                                    Michael J. DeSantis, Senior Vice President

ATTEST:

 /s/ Kevin Rooney
-----------------

    (SEAL)



WITNESS:                        /s/ William R. Floyd
                                --------------------
                                William R. Floyd
 /s/ Nancy Peake
----------------

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